Prudential?s Gibraltar Fund, Inc.						File No. 811-01660

77C ? Matters submitted to a vote of security shareholders ? October 18, 2002

1: To approve a new management agreement between the Fund and Prudential Investments LLC
Votes For:  26, 514,800
Votes Against:  3,327,566
Abstain:  1,812,516


2: To approve a new subadvisory agreement between Prudential Investments LLC and Jennison Associates LLC
Votes For:  26,572,454
Votes Against:  3,111,946
Abstain:  1,970,482


3:  To amend the Fund's fundamental investment objective
Votes For:  26,920,451
Votes Against:  2,761,567
Abstain: 972,864


4a: To amend the fundamental investment restriction of the Fund concerning commodities
Votes For:  26,067,616
Votes Against:  3,463,363
Abstain:  2,123,903


4b:  To amend the fundamental investment restriction of the Fund concerning short sales, purchases on margin, and the purchase or sale of put or call options
Votes For:  26,049,352
Votes Against:  3,409,626
Abstain:  2,195,904


4c: To eliminate the fundamental investment restriction of the Fund concerning controlling investments
Votes For:  26,426,614
Votes Against:  3,082,021
Abstain:  2,146,247


4d: To eliminate the fundamental investment restriction concerning investments in other issuers whose stock may be held by the Fund or adviser affiliates
Votes For:  26,183,899
Votes Against:  3,402,631
Abstain:  2,068,352


4e:  To eliminate the fundamental investment restriction concerning diversification
Votes For:  26,421,339
Votes Against:  3,125,772
Abstain:  2,107,771


4f: To amend the fundamental investment restriction concerning borrowing and the issuance of senior securities
Votes For:  26,024,305
Votes Against:  3,561,291
Abstain:  2,069,286


4g: To amend the fundamental investment restriction concerning borrowing Votes For: 26,710,219
Votes Against:  2,821,799
Abstain:  2,122,864


4h: To eliminate the fundamental investment restriction concerning investments in the securities of other investment companies
Votes For:  26,425,381
Votes Against:  3,094,944
Abstain:  2,134,557


4i: To adopt a fundamental investment restriction concerning loans Votes For: 27,052,123
Votes Against:  2,668,378
Abstain:  1,934,381